Exhibit 4.1

[FACE OF NOTE]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

REGISTERED	REGISTERED

NO.	PRINCIPAL AMOUNT

CUSIP NO. 53117C AT9	$350,000,000
ISIN NO. US53117CAT99

LIBERTY PROPERTY LIMITED PARTNERSHIP

4.375% Senior Note due 2029

January 25, 2019

Liberty Property Limited Partnership, a Pennsylvania limited partnership (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of Three Hundred and Fifty Million Dollars ($350,000,000) on February 1, 2029 (the “Maturity Date”), and to pay interest thereon from January 25, 2019 (or from the most recent interest payment date to which interest has been paid or duly provided for), semi-annually in arrears on February 1 and August 1 of each year (each, an “Interest Payment Date”), commencing on August 1, 2019, and on the Maturity Date, at the rate of 4.375% per annum, until payment of said principal sum has been made or duly provided for.

The interest so payable and punctually paid or duly provided for on any Interest Payment Date and on the Maturity Date will be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the “Record Date” for such payment, which will be the January 15 or July 15 (regardless of whether such day is a Business Day (as defined below)) preceding such Interest Payment Date or the Maturity Date, as the case may be. Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such record date, and shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a subsequent record date for the payment of such defaulted interest (which shall be not more than 15 days and not less than 10 days prior to the date of the payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of the Securities of this series not less than 10 days preceding such subsequent record date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

The principal of this Note payable on the Maturity Date or upon redemption will be paid against presentation and surrender of this Note at the corporate trust office of the Trustee at 60 Livingston Avenue, 1st Floor, Bond Drop Window, St. Paul, MN, 55107, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debt.

Interest payable on this Note on any Interest Payment Date and on the Maturity Date, as the case may be, will be the amount of interest accrued from and including the immediately preceding Interest Payment Date (or from and including January 25, 2019, in the case of the initial Interest Payment Date) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. If any Interest Payment Date, Redemption Date or the Maturity Date falls on a day that is not a Business Day (as defined below), the required payment of interest or principal or both, as the case may be, will be made on the next Business Day with the same force and effect as if it were made on the date such payment was due and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or the Maturity Date, as the case may be.  “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions in Chicago or the City of New York are authorized or required by law, regulation or executive order to close.

Payments of principal and interest in respect of this Note will be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be entitled to the benefits of the Indenture referred to on the reverse hereof or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under such Indenture.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or by facsimile by its authorized officers as of the date first set forth above.

LIBERTY PROPERTY LIMITED PARTNERSHIP,
as Issuer

By:	LIBERTY PROPERTY TRUST,
as its sole General Partner

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Note

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Authorized Signatory

[REVERSE OF NOTE]

LIBERTY PROPERTY LIMITED PARTNERSHIP

4.375% Senior Note due 2029

This Security is one of a duly authorized issue of debentures, notes, bonds, or other evidences of indebtedness of the Issuer (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture dated as of September 22, 2010 (herein called the “Indenture”), duly executed and delivered by the Issuer to U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), as amended by the Seventh Supplemental Indenture, dated as of April 27, 2017, to which Indenture and all indentures supplemental thereto relating to this security reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer, and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.  The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture or any indenture supplemental thereto.  This Security is one of a series designated as the 4.375% Notes due 2029 of the Issuer.

In case an Event of Default with respect to this Security shall have occurred and be continuing, the principal hereof and Make Whole Amount, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

The Issuer may redeem this Security at any time at the option of the Issuer, in whole or from time to time in part, at a redemption price (the “Redemption Price”) equal to the greater of (i) the principal amount of this Security being redeemed, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on this Security to be redeemed that would be due if such Security matured on the Par Call Date (as defined below) but for the redemption thereof (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Reinvestment Rate plus 25 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the Redemption Date; provided, however, that if the Redemption Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Issuer will pay the full amount of accrued and unpaid interest and premium, if any, due on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date.  Notwithstanding the foregoing, if this Security is redeemed on and after November 1, 2028 (the “Par Call Date”), the Redemption Price will be equal to 100% of the principal amount of the Security being redeemed plus accrued and unpaid interest thereon to, but excluding, the applicable Redemption Date. Notice of any optional redemption of any Securities of this series will be given to Holders thereof at their addresses, as shown in the Security Register for the Securities of this series, not more than 60 nor less than 15 days prior to the date fixed for redemption.  The notice of redemption will specify, among other items, the Redemption Date, the Redemption Price and the principal amount of the Securities of this series held by such Holder to be redeemed.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of all Outstanding Securities affected, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Security so affected, (i) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of interest on, any such Security, (ii) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of the Notes, or adversely affect any right of repayment of the Holder of any Securities; (iii) change the place of payment, or the coin or currency, for payment of principal or premium, if any, or interest on the Securities; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities on or after the stated maturity of any such Security; (v) reduce the above-stated percentage in principal amount of outstanding Securities, the consent of whose Holders is necessary to modify or amend the Indenture, for any waiver with respect to the Securities or to waive compliance with certain provisions of the Indenture or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (vi) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions of the Indenture may not be modified or waived without the consent of the Holder of each Security. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, the Holders of a majority in principal amount outstanding of the Securities of such series may on behalf of the Holders of all the Securities of such series waive any such past default or Event of Default and its consequences, or, subject to certain conditions, may rescind a declaration of acceleration and its consequences with respect to such Securities. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Securities that may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this security or such other securities.

No reference herein to the Indenture and no provision of this security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any interest on this Security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

This Security is issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  Securities may be exchanged for a like aggregate principal amount of Securities of this series of other authorized denominations at the office or agency of the Issuer in The Borough of Manhattan, The City of New York, in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge except for any tax or other governmental charge imposed in connection therewith.

Upon due presentment for registration of transfer of Securities at the office or agency of the Issuer in The Borough of Manhattan, The City of New York, one or more new Securities of the same series of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee or any agent of the Issuer or the Trustee may deem and treat the Person in whose name this Security is registered as the owner of this Security (whether or not this security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

The Indenture and each Security shall be governed by and construed in accordance with the laws of the State of New York.

Capitalized terms used herein which are not otherwise defined shall have the respective meanings assigned to them in the Indenture and all indentures supplemental thereto relating to this Security.